May 1, 2023

Sonoco Reports Strong First Quarter Results: Raises Full Year 2023 Guidance

Hartsville, S.C., U.S. - Sonoco Products Company (“Sonoco” or the “Company”) (NYSE: SON), one of the largest sustainable global packaging companies, today reported financial results for its first quarter ended April 2, 2023.
Highlights
•First-quarter results met the high end of the previously provided quarterly guidance
•Raising full year guidance based on strength of operating model
•Continued progress on strategic priorities including portfolio optimization
•Increased quarterly cash dividend to $0.51 per share; 40th straight year of annual dividend increases
•Released annual Corporate Responsibility Report, which highlighted commitments to ESG initiatives

First Quarter 2023 Consolidated Financial Results
(Dollars in millions except per share data)

	Three Months Ended
GAAP Results	April 2, 2023	April 3, 2022	Change

Net sales	$1,730	$1,771	(2)%
Operating profit	$230	$169	36%
Net income attributable to Sonoco	$148	$115	29%
EPS (diluted)	$1.50	$1.17	28%

	Three Months Ended
Non-GAAP Results(1)	April 2, 2023	April 3, 2022	Change

Adjusted operating profit	$213	$261	(18)%
Adjusted EBITDA	$276	$317	(13)%
Adjusted net income attributable to Sonoco (“Adjusted Earnings”)	$138	$183	(25)%
Adjusted EPS (diluted)	$1.40	$1.85	(24)%

(1) See the Company's definitions of non-GAAP financial measures, explanations as to why they are used, and reconciliations to the most directly comparable GAAP financial measures later in this release.

•Net sales decreased 2% year-over-year to $1.7 billion as strong pricing was offset by lower overall volume.
•GAAP operating profit increased 36% year-over-year as gains on asset sales and lower acquisition related costs offset lower price cost and lower volume and mix.
•Adjusted operating profit and Adjusted EBITDA declined 18% and 13%, respectively, due to lower price cost and lower overall volume and mix.
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•The first-quarter 2023 effective tax rates on GAAP and Adjusted Earnings were 24.3% and 24.8%, respectively, compared with 23.7% and 25.3%, respectively, in the prior year’s first quarter. The increase in the GAAP effective tax rate is primarily attributable to the absence of a tax benefit received in the first-quarter of 2022 associated with the acquisition of Sonoco Metal Packaging. The decrease in the tax rate on Adjusted Earnings was due to a variety of small variances, mostly related to items discrete to the period in which they occurred.
•GAAP net income increased 29% and Adjusted Earnings decreased 25% from the same period last year.
•Diluted GAAP EPS increased 28% while diluted Adjusted EPS decreased 24% from the same period last year.

“Sonoco delivered a strong first quarter, highlighted by commercial pricing benefits in industrials, improving productivity, and sales growth across most consumer businesses,” said Sonoco’s President and CEO, Howard Coker. “Our portfolio continues to be resilient in the current volatile economic environment due to the dedicated efforts and execution of the Sonoco team in support of our strategic initiatives.”

First Quarter 2023 Segment Results
(Dollars in millions except per share data)

Sonoco reports its financial results in two reportable segments: Consumer Packaging (“Consumer”) and Industrial Paper Packaging (“Industrial”), with all remaining businesses reported as All Other.

	Three Months Ended
Consumer Packaging	April 2, 2023	April 3, 2022	Change

Net sales	$909	$868	5%
Segment operating profit	$92	$174	(47)%
Segment operating profit margin	10%	20%
Segment Adjusted EBITDA[1]	$122	$199	(39)%
Segment Adjusted EBITDA margin[1]	13%	23%

•Consumer segment net sales increased by 5% year-over-year primarily due to continued strong strategic pricing performance and acquisitions. Volume and mix in the segment was lower as compared to the prior year due to softer demand in metal packaging (aerosol) and rigid plastic food packaging.
•Consumer segment operating profit and Adjusted EBITDA decreased by 47% and 39%, respectively. The decline was largely due to the anticipated unfavorable metal price overlap in metal packaging and volume declines in both metal aerosols and rigid plastics food packaging.

	Three Months Ended
Industrial Paper Packaging	April 2, 2023	April 3, 2022	Change

Net sales	$616	$699	(12)%
Segment operating profit	$94	$73	30%
Segment operating profit margin	15%	10%
Segment Adjusted EBITDA[1]	$121	$98	24%
Segment Adjusted EBITDA margin[1]	20%	14%

•Industrial segment net sales decreased 12% due to general volume and mix declines with specific declines due to the exit of the corrugated medium market, the exit of operations in Russia, the sale of Sonoco Sustainability Solutions and weakness in converted paper.
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•Industrial segment operating profit and Adjusted EBITDA increased 30% and 24%, respectively, primarily due to the price cost benefits of strategic pricing actions and lower material costs. Segment operating profit margin improved to 15% in the first quarter of 2023 from 10% in the same period last year. Segment Adjusted EBITDA margin improved to 20% in the first quarter compared to 14% in the same period last year.

	Three Months Ended
All Other	April 2, 2023	April 3, 2022	Change

Net sales	$205	$204	—%
Operating profit	$27	$15	88%
Operating profit margin	13%	7%
Adjusted EBITDA[1]	$33	$21	61%
Adjusted EBITDA margin[1]	16%	10%

•Net sales from All Other businesses were essentially flat at $205 million. Strategic pricing actions were offset by volume and mix declines.
•All Other operating profit and Adjusted EBITDA improved by 88% and 61%, respectively, from the prior year's first quarter primarily due to positive strategic pricing performance and strong productivity.

1Segment and All Other Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See the Company's reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures later in this release.

Balance Sheet and Cash Flow Highlights

•Cash and cash equivalents were $210 million as of April 2, 2023, compared to $227 million on December 31, 2022.
•Total debt (long-term, short-term and current portion) was $3,165 million as of April 2, 2023, a decrease of $57 million from December 31, 2022.
•On April 2, 2023, the Company had available liquidity of $948 million, including the undrawn availability under its global revolving credit facilities.
•Cash flow from operating activities for the first three months of 2023 was $98 million, compared to $1 million in the same period of 2022, an increase of $97 million.
•Capital expenditures, net of proceeds from sales of fixed assets, for the first three months of 2023 were $12 million, compared to $67 million in the same period last year. Capital expenditures were $83 million and net proceeds from the sale of our timberland properties were $71 million for the first three months of 2023.
•Free cash flow for the first three months of 2023 was $86 million. See the Company's definition of free cash flow, the explanation as to why it is used, and the reconciliation to net cash provided by operating activities later in this release.
•The Company has continued to provide value to shareholders through cash dividends. Dividends paid during the quarter ended April 2, 2023 increased to $48 million compared to $44 million for the same quarter of the prior year.
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Guidance(1)
Second Quarter 2023
•Adjusted EPS(2): $1.45 to $1.55

Full Year 2023
•Adjusted EPS(2): $5.70 to $6.00
•Cash flow from operating activities: $925 million to $975 million
•Free cash flow(3): $620 million to $720 million
•Adjusted EBITDA: $1.1 billion to $1.15 billion
(1) Although the Company believes the assumptions reflected in the range of guidance are reasonable, given the uncertainty regarding the future performance of the overall economy, continued effects of the pandemic on global supply chains, and potential changes in raw material prices, other costs, and the Company's effective tax rate, as well as other risks and uncertainties, including those described below, actual results could vary substantially. Further information can be found in the Forward-looking Statements in this release.

(2) Second quarter and full-year 2023 GAAP guidance are not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast without unreasonable efforts: restructuring costs and restructuring-related impairment charges, acquisition/divestiture-related costs, gains or losses on the sale of businesses or other assets, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company's future GAAP financial results.

(3) See reconciliation of projected cash flow from operating activities to projected free cash flow later in this release.

Commenting on the Company’s outlook, Coker said, “We are raising the high end of our full year guidance after a good start to the year. We are executing well operationally and expect to maintain solid performance with limited demand recovery in Industrials. Increased demand in Industrials will provide opportunities for better performance beyond our current outlook. As we progress through the year, we remain committed to deploying capital to high return investments for growth and efficiencies, further focusing our portfolio, and delivering continued value to our shareholders”.

Conference Call Webcast
Management will host a conference call and webcast to further discuss these results beginning at 8:30 am EDT Tuesday, May 2, 2023. The live conference call and a corresponding presentation can be accessed via the Company’s Investor Relations website at https://investor.sonoco.com. To listen via telephone, please register in advance at https://register.vevent.com/register/BI46f64ef65ca74390b992879f154cc62c. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that can be used to access the call. A replay of the conference call and webcast will be archived on the Company’s Investor Relations website for at least 30 days.

Contact Information:
Lisa Weeks
Vice President of Investor Relations & Communications
lisa.weeks@sonoco.com
843-383-7524
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Sonoco Reports First Quarter 2023 Results - Page 5
About Sonoco
Founded in 1899, Sonoco (NYSE:SON) is a global provider of packaging products. With net sales of approximately $7.3 billion in 2022, the Company has approximately 22,000 employees working in more than 310 operations around the world, serving some of the world’s best-known brands. With our corporate purpose of Better Packaging. Better Life., Sonoco is committed to creating sustainable products, and a better world, for our customers, employees and communities. The Company ranked first in the Packaging sector on Fortune's World's Most Admired Companies for 2022 as well as being included in Barron's 100 Most Sustainable Companies for the fourth consecutive year. For more information on the Company, visit our website at www.sonoco.com.
Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “anticipate,” “believe,” “committed,” “consider,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “project,” “strategy,” “will,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements in this communication include statements regarding, but not limited to: the Company’s future operating and financial performance, including second quarter and full-year 2023 outlook; the Company’s ability to navigate volatility, expand profits, increase free cash flow, and efficiently deploy capital; the Company’s portfolio strategy and its ability to drive growth and profitability; the Company’s ability to create long-term value and returns for shareholders and to return cash to shareholders; expected accretion and other benefits from acquisitions and the strategic advantages and synergies, technology and process opportunities related thereto; momentum from and the effects of the Company’s strategy and operating model, including portfolio management, sustainability-led and productivity management activities and efforts to simplify the Company’s structure; efforts to improve price/cost through strategic pricing; the effects of the macroeconomic environment, inflation and COVID-19 coronavirus on the Company; and outcomes of certain tax issues and tax rates.
Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.
Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation, those related to: the Company’s ability to achieve the benefits it expects from acquisitions; the Company’s ability to execute on its strategy, including with respect to acquisitions, cost management, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the operation of new manufacturing capabilities; assumptions regarding the Company's ability to achieve anticipated cost and energy savings; the availability and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs and escalating trade wars, and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these pricing risks; the effects of the COVID-19 pandemic on the Company’s results of operations, financial condition, value of assets, liquidity, prospects and growth, and on the industries in which it operates and that it serves; the costs of labor; the effects of inflation, fluctuations in consumer demand, and other macroeconomic factors on the Company and the industries in which it operates and that it serves; the Company’s ability to meet its goals relating to sustainability and reduction of greenhouse gas emissions; the Company’s ability to return cash to shareholders and create long-term value; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

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Sonoco Reports First Quarter 2023 Results - Page 6
References to our Website Address

References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.
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Sonoco Reports First Quarter 2023 Results - Page 7

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars and shares in thousands except per share)

	Three Months Ended
	April 2, 2023	April 3, 2022

Net sales	$1,729,783	$1,770,982
Cost of sales	1,355,355	1,399,417
Gross profit	374,428	371,565
Selling, general, and administrative expenses	187,976	190,362
Restructuring/Asset impairment charges	28,814	12,142
Gain on divestiture of business and other assets	72,010	—
Operating profit	229,648	169,061
Non-operating pension costs	3,658	1,324
Net interest expense	32,670	19,065
Income before income taxes	193,320	148,672
Provision for income taxes	46,912	35,289
Income before equity in earnings of affiliates	146,408	113,383
Equity in earnings of affiliates, net of tax	1,856	2,224
Net income	148,264	115,607
Net loss/(income) attributable to noncontrolling interests	55	(274)
Net income attributable to Sonoco	$148,319	$115,333

Weighted average common shares outstanding – diluted	98,615	98,554

Diluted earnings per common share	$1.50	$1.17
Dividends per common share	$0.49	$0.45

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Sonoco Reports First Quarter 2023 Results - Page 8

FINANCIAL SEGMENT INFORMATION (Unaudited)
(Dollars in thousands)

	Three Months Ended
	April 2, 2023	April 3, 2022
Net sales:
Consumer Packaging	$909,278	$868,098
Industrial Paper Packaging	615,855	699,129
All Other	204,650	203,755
Net sales	$1,729,783	$1,770,982

Operating profit:
Consumer Packaging	$91,821	$173,609
Industrial Paper Packaging	94,367	72,660
All Other	27,233	14,524
Corporate
Restructuring/Asset impairment charges	(28,814)	(12,142)
Amortization of acquisition intangibles	(21,164)	(18,800)
Other income/(charges), net	66,205	(60,790)
Operating profit	$229,648	$169,061

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(Dollars in thousands)

	Three Months Ended
	April 2, 2023	April 3, 2022

Net income	$148,264	$115,607
Net (gains)/losses on asset impairment, disposition of assets and divestiture of a business	(53,064)	5,701
Depreciation, depletion and amortization	82,137	73,315
Pension and postretirement plan (contributions), net of non-cash expense	(523)	(25,863)
Changes in working capital	(91,489)	(185,483)
Changes in tax accounts	23,618	18,399
Other operating activity	(10,941)	(616)
Net cash provided by operating activities	$98,002	$1,060

Purchases of property, plant and equipment, net	(11,996)	(67,324)
Proceeds from divestiture of business	13,839	—
Cost of acquisitions, net of cash acquired	—	(1,348,589)
Net debt (repayments)/ borrowings	(62,541)	1,470,028
Cash dividends paid	(47,731)	(43,747)
Payments for share repurchases	(10,576)	(3,410)
Other, including effects of exchange rates on cash	3,216	(12,985)
Purchase of noncontrolling interest	—	(14,474)
Net decrease in cash and cash equivalents	$(17,787)	$(19,441)
Cash and cash equivalents at beginning of period	227,438	170,978
Cash and cash equivalents at end of period	$209,651	$151,537

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Sonoco Reports First Quarter 2023 Results - Page 9

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	April 2, 2023	December 31, 2022
Assets
Current Assets:
Cash and cash equivalents	$209,651	$227,438
Trade accounts receivable, net of allowances	903,424	862,712
Other receivables	89,554	99,492
Inventories	1,083,005	1,095,558
Prepaid expenses	76,693	76,054
	$2,362,327	$2,361,254
Property, plant and equipment, net	1,717,615	1,710,399
Right of use asset-operating leases	289,017	296,781
Goodwill	1,679,547	1,675,311
Other intangible assets, net	717,784	741,598
Other assets	295,144	267,597
	$7,061,434	$7,052,940
Liabilities and Shareholders’ Equity
Current Liabilities:
Payable to suppliers and other payables	$1,128,678	$1,224,556
Notes payable and current portion of long-term debt	447,601	502,440
Accrued taxes	33,211	16,905
	$1,609,490	$1,743,901
Long-term debt, net of current portion	2,717,891	2,719,783
Noncurrent operating lease liabilities	243,714	250,994
Pension and other postretirement benefits	118,163	120,084
Deferred income taxes and other	166,611	145,381
Total equity	2,205,565	2,072,797
	$7,061,434	$7,052,940

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Sonoco Reports First Quarter 2023 Results - Page 10
Definition and Reconciliation of Non-GAAP Financial Measures
The Company’s results determined in accordance with U.S. generally accepted accounting principles (“GAAP”) are referred to as “as reported” or “GAAP” results. The Company uses certain financial performance measures, both internally and externally, that are not in conformity with GAAP (“non-GAAP financial measures”) to assess and communicate the financial performance of the Company. These non-GAAP financial measures reflect the Company’s GAAP operating results adjusted to remove amounts (including the associated tax effects) relating to:
•restructuring/asset impairment charges1;
•acquisition/divestiture-related costs;
•gains or losses from the divestiture of businesses or other assets;
•losses from the early extinguishment of debt;
•non-operating pension costs;
•amortization expense on acquisition intangibles;
•changes in last-in, first-out (“LIFO”) inventory reserves;
•certain income tax events and adjustments; and
•other items, if any.

The Company's management believes the exclusion of these items improves the period-to-period comparability and analysis of the underlying financial performance of the business. Non-GAAP figures previously identified by the term “Base” are now identified using the term “Adjusted,” for example “Adjusted Operating Profit,” “Adjusted Net Income,” and “Adjusted EPS.”

In addition to the “Adjusted” results described above, the Company also uses Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income excluding the following: interest expense; interest income; provision for income taxes; depreciation, depletion and amortization expense; non-operating pension costs; net income/(loss) attributable to noncontrolling interests; restructuring/asset impairment charges; changes in LIFO inventory reserves; gains/losses from the divestiture of businesses or other assets; acquisition/divestiture-related costs; derivative (gains)/losses; and other non-GAAP adjustments, if any, that may arise from time to time. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales.

These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Sonoco management does not, nor does it suggest that investors should, consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances.
Sonoco presents these non-GAAP financial measures to provide users with information to evaluate Sonoco’s operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures.
Sonoco uses these non-GAAP financial measures for internal planning and forecasting purposes, to evaluate its ongoing operations, and to evaluate the performance of each business unit and the performance of its executive officers. In addition, these same non-GAAP measures are used in determining incentive compensation for the Company's management team and in providing earnings guidance to the investing community.
Whenever Sonoco uses a non-GAAP financial measure it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations. See “Guidance” above for more information regarding the Company's guidance.
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Sonoco Reports First Quarter 2023 Results - Page 11
1 Restructuring/asset impairment charges are a recurring item as Sonoco’s restructuring programs usually require several years to fully implement and the Company is continually seeking to take actions that could enhance its efficiency. Although recurring, these charges are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, the inherent imprecision in the estimates used to recognize the impairment of assets, and the wide variety of costs and taxes associated with severance and termination benefits in the countries in which the restructuring actions occur.

Adjusted Operating Profit, Adjusted Income Before Income Taxes, Adjusted Provision for Income Taxes, Adjusted Net Income and Adjusted Diluted EPS

The following tables reconcile the Company's non-GAAP financial measures to their most directly comparable GAAP financial measures for each of the periods presented:

	For the three-month period ended April 2, 2023
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$229,648	$193,320	$46,912	$148,319	$1.50
Acquisition/Divestiture-related costs	5,188	5,188	1,280	3,908	0.04
LIFO Reserve change	(5,425)	(5,425)	(1,354)	(4,071)	(0.04)
Amortization of acquisition intangibles	21,164	21,164	5,127	16,037	0.16
Restructuring/Asset impairment charges	28,814	28,814	6,634	22,014	0.22
Gain on divestiture of business and sale of other assets	(72,010)	(72,010)	(17,122)	(54,888)	(0.55)
Non-operating pension costs	—	3,658	909	2,749	0.03
Net loss from other derivatives	6,085	6,085	1,518	4,567	0.05
Other Adjustments	(43)	(43)	955	(997)	(0.01)
Total Adjustments	$(16,227)	$(12,569)	$(2,053)	$(10,681)	$(0.10)
Adjusted	$213,421	$180,751	$44,859	$137,638	$1.40
*Due to rounding individual items may not sum appropriately

	For the three months ended April 3, 2022
Dollars in thousands, except per share data	Operating Profit	Income Before Income Taxes	Provision for Income Taxes	Net Income Attributable to Sonoco	Diluted EPS
As Reported	$169,061	$148,672	$35,289	$115,333	$1.17
Acquisition/Divestiture-related costs	48,352	48,352	11,756	36,596	0.37
LIFO Reserve change	19,050	19,050	4,833	14,217	0.14
Amortization of acquisition intangibles	18,800	18,800	4,630	14,170	0.14
Restructuring/Asset impairment charges	12,142	12,142	1,635	10,568	0.11
Non-operating pension costs	—	1,324	383	942	0.01
Net gain from other derivatives	(6,596)	(6,596)	(1,673)	(4,923)	(0.05)
Other Adjustments	(16)	(16)	4,194	(4,212)	(0.04)
Total Adjustments	$91,732	$93,056	$25,758	$67,358	$0.68
Adjusted	$260,793	$241,728	$61,047	$182,691	$1.85
*Due to rounding individual items may not sum appropriately

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Sonoco Reports First Quarter 2023 Results - Page 12

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended
Dollars in thousands	April 2, 2023	April 3, 2022

Net income attributable to Sonoco	$148,319	$115,333
Adjustments
Interest expense	34,232	20,581
Interest income	(1,562)	(1,516)
Provision for income taxes	46,912	35,289
Depreciation, depletion, and amortization	82,137	73,315
Non-operating pension costs	3,658	1,324
Net (loss)/income attributable to noncontrolling interests	(55)	274
Restructuring/Asset impairment charges	28,814	12,142
Changes in LIFO inventory reserves	(5,425)	19,050
Gain from divestiture of business and sale of other assets	(72,010)	—
Acquisition/Divestiture related costs	5,188	48,352
Net loss/(gain) from other derivatives	6,085	(6,596)
Other non-GAAP adjustments	(43)	(16)
Adjusted EBITDA	$276,250	$317,532

Net Sales	$1,729,783	$1,770,982
Adjusted EBITDA Margin	16.0%	17.9%
Segment results viewed by Company's management to evaluate segment performance do not include restructuring/asset impairment charges, amortization of acquisition intangibles, acquisition/divestiture-related costs, changes in LIFO inventory reserves, gains/losses from the sale of businesses, or certain other items, if any, the exclusion of which the Company believes improves the comparability and analysis of the ongoing operating performance of the business. Accordingly, the term “segment operating profit” is defined as the segment’s portion of “operating profit” excluding those items. All other general corporate expenses have been allocated as operating costs to each of the Company’s reportable segments and All Other.

The Company does not calculate net income by segment; therefore, Segment Adjusted EBITDA is reconciled to the closest GAAP measure of segment profitability, Segment Operating Profit, which is the measure of segment profit or loss in accordance with Accounting Standards Codification 280 - Segment Reporting, as prescribed by the Financial Accounting Standards Board.

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Sonoco Reports First Quarter 2023 Results - Page 13

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended April 2, 2023
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$91,821	$94,367	$27,233	$16,227	$229,648
Adjustments:
Depreciation, depletion and amortization[1]	30,038	24,878	6,057	21,164	82,137
Equity in earnings of affiliates, net of tax	75	1,781	—	—	1,856
Restructuring/Asset impairment charges[2]	—	—	—	28,814	28,814
Changes in LIFO inventory reserves[3]	—	—	—	(5,425)	(5,425)
Acquisition/Divestiture-related costs[4]	—	—	—	5,188	5,188
Gain from divestiture of business and other assets[5]	—	—	—	(72,010)	(72,010)
Net loss on other derivatives[6]	—	—	—	6,085	6,085
Other non-GAAP adjustments	—	—	—	(43)	(43)
Segment Adjusted EBITDA	$121,934	$121,026	$33,290	$—	$276,250

Net Sales	$909,278	$615,855	$204,650
Segment Operating Profit Margin	10.1%	15.3%	13.3%
Segment Adjusted EBITDA Margin	13.4%	19.7%	16.3%

1 Included in Corporate is the amortization of acquisition intangibles associated with the Consumer Packaging segment of $14,427, the Industrial Paper Packaging segment of $2,934, and All Other of $3,803.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer Packaging segment of $1,576, the Industrial Paper Packaging segment of $24,544, and All Other of $1,157.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer Packaging segment of $6,102 and the Industrial Paper Packaging segment of $(677).
4 Included in Corporate are Acquisition/Divestiture-related costs associated with the Consumer Packaging segment of $779 and the Industrial Paper Packaging segment of $289.
5 Gain from the divestiture of business and other assets includes the sale of the Company's timberland properties ($60,946) and the sale of its Sonoco Sustainability Solutions business ($11,064), both of which are associated with the Industrial Paper Packaging segment.
6 Included in Corporate are net losses on other derivatives associated with the Consumer Packaging segment of $874, the Industrial Paper Packaging segment of $3,912, and All Other of $1,242.

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Sonoco Reports First Quarter 2023 Results - Page 14

Segment Adjusted EBITDA and All Other Adjusted EBITDA Reconciliation
For the Three Months Ended April 3, 2022
Dollars in thousands	Consumer Packaging segment	Industrial Paper Packaging segment	All Other	Corporate	Total
Segment and Total Operating Profit	$173,609	$72,660	$14,524	$(91,732)	$169,061
Adjustments:
Depreciation, depletion, and amortization[1]	25,736	22,624	6,155	18,800	73,315
Equity in earnings of affiliates, net of tax	(38)	2,262	—	—	2,224
Restructuring/Asset impairment charges[2]	—	—	—	12,142	12,142
Changes in LIFO inventory reserves[3]	—	—	—	19,050	19,050
Acquisition/Divestiture related costs[4]	—	—	—	48,352	48,352
Net gain on other derivatives[5]	—	—	—	(6,596)	(6,596)
Other non-GAAP adjustments	—	—	—	(16)	(16)
Segment Adjusted EBITDA	$199,307	$97,546	$20,679	$—	$317,532

Net Sales	$868,098	$699,129	$203,755
Segment Operating Profit Margin	20.0%	10.4%	7.1%
Segment Adjusted EBITDA Margin	23.0%	14.0%	10.1%

1 Included in Corporate is amortization of acquisition intangibles associated with the Consumer Packaging segment - $12,189, the Industrial Paper Packaging segment of $2,087, and All Other of $4,524.
2 Included in Corporate are restructuring/asset impairment charges associated with the Consumer Packaging segment of $2,311, the Industrial Paper Packaging segment of $7,061, and All Other of $78.
3 Included in Corporate are changes in LIFO inventory reserves associated with the Consumer Packaging segment - $20,092 and the Industrial Paper Packaging segment of $(1,042).
4 Included in Corporate are Acquisition/Divestiture-related costs associated with the Consumer Packaging segment of $26,694 and the Industrial Paper Packaging segment of $1,057.
5 Included in Corporate are gains on other derivatives associated with the Consumer Packaging segment of $(956), the Industrial Paper Packaging segment of $(4,281), and All Other of $(1,359).

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Sonoco Reports First Quarter 2023 Results - Page 15

Free Cash Flow
The Company uses the non-GAAP financial measure of “free cash flow,” which it defines as cash flow from operations minus net capital expenditures. Net capital expenditures are defined as capital expenditures minus proceeds from the disposition of capital assets. Free cash flow may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations.

	Three Months Ended
FREE CASH FLOW	April 2, 2023	April 3, 2022

Net cash provided by operating activities	$98,002	$1,060
Purchase of property, plant and equipment, net	(11,996)	(67,324)
Free Cash Flow	$86,006	$(66,264)

	Year Ended
	Estimated Low End	Estimated High End
FREE CASH FLOW	December 31, 2023	December 31, 2023
Net cash provided by operating activities	$925,000	$975,000
Purchase of property, plant and equipment, net	(305,000)	(255,000)
Free Cash Flow	$620,000	$720,000